Exhibit 99.1

Houston American Energy Corp. Announces 1-for-10 Reverse Stock Split

HOUSTON, TX – May 28, 2025 – Houston American Energy Corp. (NYSE American: HUSA) (“HUSA” or the “Company”) announced today that its Board of Directors approved a reverse stock split of the Company’s common stock at a ratio of 1-for-10. The reverse stock split is intended to increase the market price per share of the Company’s common stock and help the Company satisfy the initial listing requirements of the New York Stock Exchange American (the “NYSE”) in connection with the closing of HUSA’s previously announced acquisition of Abundia Global Impact Group, LLC (“AGIG”).

On April 24, 2025, at the Company’s special meeting of stockholders, the Company’s stockholders approved a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Company’s Board of Directors. The reverse stock split is expected to be effective after market close on June 6, 2025 (the “Effective Time”) and the Company’s common stock will begin trading on a split-adjusted basis on the NYSE at the market open on June 9, 2025.

At the Effective Time, every 10 issued and outstanding shares of the Company’s common stock will be converted into one share of the Company’s common stock. Once effective, the reverse stock split will reduce the number of issued and outstanding shares of common stock from approximately 15,686,533 to approximately 1,568,653 shares.

Each stockholder’s percentage ownership interest in the Company will remain unchanged as a result of the reverse stock split. No fractional shares shall be issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split will be rounded up at the participant level with The Depository Trust Company. Each certificate that immediately prior to the Effective Time represented shares of common stock shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the certificate shall have been combined, subject to the elimination of fractional share interests as described above. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from Standard Registrar & Transfer Co., Inc., the Company’s transfer agent, regarding their stock ownership following the reverse stock split.

The reverse stock split will not modify any rights or preferences of the Company’s common stock. The trading symbol for the Company’s common stock will remain “HUSA.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 44183U 308.

Additional information about the reverse stock split can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2025, a copy of which is also available at www.sec.gov or at www.houstonamerican.com under the SEC Filings tab located in the Reports and Filings page.

About HUSA

HUSA is an independent oil and gas company focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties. Our principal properties, and operations, are in the U.S. Permian Basin. Additionally, we have properties in the Louisiana U.S. Gulf Coast region. For more information, please visit: https://houstonamerican.com/

Important Information About the Proposed Acquisition and Where to Find It

This press release relates to the previously announced proposed acquisition of Abundia Global Impact Group, LLC (“AGIG”), pursuant to the share exchange agreement, dated as of February 20, 2025, by and among HUSA and AGIG (the “Proposed Acquisition”). For additional information on the Proposed Acquisition, see HUSA’s Current Report on Form 8-K, filed on February 24, 2025, as well as the proxy statement dated April 11, 2025, that was delivered to HUSA’s stockholders as of the applicable record date established for voting on the Proposed Acquisition. HUSA also will file other documents regarding the Proposed Acquisition with the SEC.

Investors and stockholders of HUSA are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements thereto, because they will contain important information about the Proposed Acquisition. The documents filed by HUSA with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to HUSA at 801 Travis Street, Suite 1425, Houston, Texas 77002.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are referred to as the “safe harbor provisions.” Statements contained or incorporated by reference in this press release that are not historical facts are forward-looking statements, including statements regarding HUSA’s or AGIG’s business and future financial and operating results, and other aspects of HUSA’s or AGIG’s operations or operating results. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent regarding HUSA’s or AGIG’s financial results, operations, and other matters are intended to identify forward-looking statements that are intended to be covered by the safe harbor provisions. Investors are cautioned not to rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause future events to differ materially from the forward-looking statements in this press release including:

●	risks relating to fluctuations of the market value of common stock, including as a result of uncertainty as to the long-term value of the common stock of HUSA or as a result of broader stock market movements;
●	the occurrence of any event, change, or other circumstances that could give rise to the termination of the Share Exchange Agreement;
●	failure to attract, motivate and retain executives and other key employees;
●	disruptions in the business of HUSA or AGIG, which could have an adverse effect on their respective businesses and financial results;
●	the unaudited pro forma combined consolidated financial information in the proxy statement is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combination of HUSA and AGIG; and
●	other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the proxy statement, as well as HUSA’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and other documents filed by HUSA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date hereof. HUSA does not undertake to update, alter, or revise any forward-looking statements made in this report to reflect events or circumstances after the date of this report or to reflect new information or the occurrence of unanticipated events, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.